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                                                                    EXHIBIT 99.6

BRUSH'S CODE OF ETHICS POLICY


TABLE OF CONTENTS

Basic Policy ............................................................      2
Applicability of Policy .................................................      2
Waivers .................................................................      2
Asking for Help / Raising Concerns / Seeking
Clarification ...........................................................      2
Employees and Employment Practices ......................................      4
Environmental, Health and Safety (EHS) Issues ...........................      4
The Responsibility to Protect:
   Corporate Assets .....................................................      5
   Confidential Information .............................................      5
   Corporate Information Systems ........................................      6
   Copyrighted Materials ................................................      7
Accountability -- Business Reports and
Recordkeeping ...........................................................      7
Conflicts of Interest:
   Gifts and Entertainment ..............................................      9
   Purchasing and Supplier Relations ....................................     10
   Family and Friends ...................................................     10
   Employment Outside the Company .......................................     11
   Ownership in Other Businesses ........................................     11
   Misuse of Confidential Information ...................................     11
   Inside Information and Insider Trading ...............................     11
Our Global Commitment to Ethical and Legal Requirements:
   Fair Competition and Antitrust .......................................     12
   Competitive and Business Intelligence ................................     15
   The Foreign Corrupt Practices Act
      Foreign Government Officials ......................................     16
      Bribes and Kickbacks ..............................................     17
      Corporate Review Process ..........................................     17
      Recordkeeping .....................................................     18
      Facilitation Payments .............................................     18
   International Boycotts ...............................................     18
   Gifts and Entertainment -- Government
   Officials:
      Outside of the United States ......................................     18
      Inside the United States ..........................................     19
   Lobbying and Political Advocacy ......................................     19
   Political Contributions ..............................................     19
   Conduct by Persons Acting for Brush ..................................     19
Corporate Contacts ......................................................     20
Recognizing Our Contributors ............................................     21
Guidelines for Compliance with Antitrust Laws ...........................     22


Brush Engineered Materials Inc.                                   Page 1 of 29
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BASIC POLICY

Employees of Brush and its subsidiaries must respect the laws, customs and traditions of each country in which they operate. At the same time, employees are not to engage in any course of conduct which, even if legal, customary and accepted in such country, could be deemed to be in violation of Brush's guidelines on ethical or legal conduct. Employees will be held accountable for violations of this Code.

The descriptions following each subject heading are not meant to limit the obligation of employees to follow the highest ethical standards of honesty and integrity. Neither are the references to laws intended to be complete. Therefore, if you have questions or need guidance, please direct the issue initially to the highest-ranking businessperson at your business facility.

APPLICABILITY OF POLICY

This Code applies to all employees of Brush and its subsidiaries. This Policy also extends to the activities of Brush's executive officers and directors.

WAIVERS

Consistent with the New York Stock Exchange listing requirements, only our Board or a committee of our Board may waive a provision of this Code for our executive officers or directors, and any waiver will be promptly disclosed to the public. Waivers of this Code for any other employee may be made only by an appropriate person at the Brush Headquarters.

ASKING FOR HELP . . . RAISING CONCERNS . . . SEEKING CLARIFICATION

Brush's Code of Ethics illustrates the shared accountability each of us has in respect to conducting our business with honesty and integrity.

The materials presented are intended to assist you in making ethical and legal choices. If after reviewing the guidelines, any section is unclear or if you have questions or face situations that are not specifically addressed, please bring them to our attention. Many of the statements included in the guidelines are supported by policies and procedures, which are available on the Brush Lotus Notes(TM) database.


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In today's global market, it is often difficult to keep up with the new challenges our organization faces or to adequately deal with all complex situations. Nobody has all the answers. But we do know that the best answers will evolve in an organization whose guiding values are known, and where an environment is cultivated that supports ethically sound behaviors.

You should never hesitate to ask a question or report a concern. If you become aware of a situation in which you believe Brush's ethical and legal guidelines have been violated or if you feel you are being pressured or being asked to compromise your values, it is your responsibility to communicate this concern to the company. It is important for you to know that you will not be disciplined, lose your job or be retaliated against in any way for asking questions or voicing concerns about our ethical or legal obligations, as long as you are acting in good faith. Good faith does not mean that you have to be right -- but it does mean that you believe you are providing truthful information.

There are a number of people you can contact to ask questions or voice concerns. Your most immediate resource is your supervisor. She or he may have the information you need or may be able to refer the question to another appropriate source. There may, however, be times when you prefer not to go to your supervisor. In situations where you choose not to go to your supervisor, either because your supervisor does not have the information you need or because you desire confidential advice about an ethical or legal dilemma facing you, the issue should be raised to the highest-ranking individual at your facility. If you are uncomfortable with that, you can contact the Director, Group Planning and Audit (216-486-4200), Vice President and General Counsel (216-486-4200) or the Ethics Hotline (888-240-2858). The Hotline number rings in the office of the Human Resources Manager. If the Human Resources Manager is unavailable, you can leave your message on voice mail. You may, but need not, leave your name and/or telephone number so she can get back to you for more facts.

When you call the helpline, this is what you can expect:

      -     Your report or concern will be taken seriously.

      - The accuracy and completeness of your report will be investigated by persons who are not in the chain of supervision over you. Each report will be carefully evaluated before it is referred for investigation or resolution.

      - Your report will be handled promptly, discreetly and professionally. Discussions and inquiries will be kept in confidence to the extent appropriate or permitted by law.

      - If you wish, you can obtain certain follow-up information about how the corporation addressed your report. In the event that an investigation is initiated, employees have a shared accountability to answer any questions truthfully and to the best of their ability. Concealing or covering up an ethical or legal violation is itself a major violation of our guidelines. If an individual engages in concealing or covering up such violations in the absence of significant, serious, mitigating circumstances, the penalty for such conduct would be immediate discharge. It also is expected that employees will cooperate fully in an investigation if requested to do so. Failure to cooperate could be construed as participating in concealment or cover-up activities. Your cooperation is appreciated.


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EMPLOYEES AND EMPLOYMENT PRACTICES

Brush values the service of all its employees and treats each employee with dignity and a sense of worth. This includes safeguarding the confidentiality of employee records, respecting employee privacy and supporting as far as possible employees' work-related aspirations. We are committed to informing employees quickly and fully on issues affecting them and listening to their ideas and concerns.

The corporation strives to provide work that is satisfying and a work environment free from sexual harassment or other forms of harassment and to protect victims and witnesses against retaliation.

In its hiring and promotional practices, Brush is committed to providing equal opportunity to all qualified individuals. Brush seeks to create a workforce that is a reflection of the diverse population of the communities in which it operates. When the realities of the highly competitive global marketplace make it necessary for the corporation to reassess its organizational structure, Brush will respect the dignity of the affected employees.

ENVIRONMENTAL, HEALTH AND SAFETY (EHS) ISSUES

Brush considers Environmental, Health and Safety as integral parts of our business strategy and necessary for our success. It is the policy of Brush to design, manufacture and distribute all products and to manage and dispose of all materials in a safe, environmentally responsible manner. We are committed to utilizing our resources and technical capabilities to their fullest extent to protect the health and safety of our employees, our customers, the general public and the environment.

Line management is responsible for integrating the company's environmental, health and safety principles into daily work activities and for diligently responding to employee concerns.

We share accountability, but are individually responsible for safety. Therefore, to succeed, we promote the acceptance of individual responsibility. Each employee is responsible for maintaining an awareness of safe work practices and preventing conditions that may result in an unsafe situation or harm the environment. No operation or task will be conducted unless it can be performed in a safe manner.

We shall make every effort to minimize, to the lowest feasible level, occupational and environmental exposure to all potentially hazardous materials.

We will strive to go beyond regulatory compliance, striving for continuous improvement in all our environmental, health and safety control efforts.


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The Company will provide medical surveillance and preventive health maintenance programs for the early detection of occupational diseases.

All employees are expected to follow the intent and spirit of this policy and incorporate sound health, safety and environmental practices in the conduct of their jobs. Our goal is to avoid violations. If, however, accidental or inadvertent violations occur, prompt and full reporting in conformity with the relevant law is required. As with all Company business records, documents relating to environmental, health and safety matters must be prepared truthfully and accurately.

THE RESPONSIBILITY TO PROTECT

Corporate Assets

Brush's facilities, equipment, materials, property and other assets have been acquired through the hard work and investment of many stakeholders in the corporation's success: employees, shareholders, customers, suppliers and others. These assets are intended to advance the many interests of the corporation. Employees have perhaps the largest and most immediate interest in that success and the largest obligation to safeguard the assets necessary to achieve it. Though it may not be your specific job to guard equipment, materials and other assets, you should report conditions that threaten the security or condition of corporate property to your supervisor or security personnel. Our global facilities have rules pertaining to internal security, and while they may sometimes seem burdensome, they are necessary. We have a shared accountability to honor the safeguards designed to protect our property, computers, sensitive information and the tools and equipment we are entrusted to use.

We also must protect and use Brush's assets properly. While employees are occasionally permitted to perform routine personal tasks while at work, such as calling home briefly to check on a child or making a copy for personal use, excessive, non-routine and expensive personal use of company time, assets or equipment is not permitted. Any use of company resources for personal, community or charitable purposes must receive prior approval from your supervisor.

Confidential Information

Information is a key asset of many companies, including Brush. While the sharing of information is necessary to meet the needs of our businesses and their employees, all employees are responsible for protecting information belonging either to the corporation or entrusted to it by third parties. If Brush is to maintain its strength in its position as a world leader, we must prize and protect that information comprising our important intangible assets -- patents, copyrights, trademarks, trade secrets and all other types of intellectual property and proprietary information, such as technical information, pricing policies, business plans, customer lists and profiles, budgets, employee information, manufacturing costs, product specifications, software, information related to litigation and similar information entrusted to Brush by third parties.


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Because company confidential information is not always marked as such, ask your supervisor if you are not sure.

Proprietary information belonging to other companies must be given protection against unauthorized disclosure and use consistent with the specific obligations Brush agreed to when it accepted such information. In the absence of such specific obligations, third party proprietary information is to be given the protection against unauthorized disclosure and use that we give our own information.

Access to company confidential information should only be given to employees who have a need to know in order to do their jobs. Release of such information outside the corporation, including through e-mail, requires proper authorization. Employees should be very cautious in discussing company business in public -- in restaurants, on airplanes, or on public pay or cellular phones. Use extra care in transmitting confidential materials via fax. The obligation to protect Brush's and third party proprietary and confidential information continues even after you leave the company.

Inappropriate handling of such information could lead to a loss of trust by customers, subcontractors and suppliers alike, as well as subject the corporation to liability for damages. Proprietary information from another company -- either marked with a confidential or other restrictive legend or unmarked -- may be disclosed and used only as authorized by the owner company.

Corporate Information Systems

Brush's use of information technologies such as the Internet, intranet, electronic mail (e-mail), voice mail, fax machines and teleconferencing enables the sharing of ideas and open discussion for problem solving on a new level. When using such systems, it is important to remember that we are visible and recognized as employees of the corporation. Often it is like wearing a Brush badge in a public place or sending out a memo on company letterhead. This means we each have to follow the company values that insist on honesty and integrity and the treating of others with dignity and a sense of worth. Naturally this would mean we would not use information technologies to download or upload materials that conflict with those values. Brush equipment is not to be used to gather or distribute offensive, pornographic or other inappropriate data. Employees need to treat the new tools of the Internet and related technologies with the same ground rules we have always used for traditional forms of communication. We conduct ourselves professionally and courteously.

Compose e-mail messages with the same care you would take in composing a company memorandum. E-mail should be used only to support and expand Brush's business objectives and the content of such messages should be limited to business issues only. Employees should not use the e-mail systems to advance personal or political views, communicate jokes or inappropriate sexually explicit or offensive statements, for chain letters or for conducting personal business. The use of profanity, derogatory epithets, innuendo and threatening or abusive language is strictly prohibited.



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To maintain the security, integrity and business purpose of our multiple information technologies, the corporation reserves the right to monitor and intercept the entire content of any messages transmitted or stored in its system, including information that has been deleted by users. As with other forms of Brush business correspondence, information and communications made via information technologies are not private communications. Monitoring activities, when undertaken, will comply with any statutory requirements. Any employee who receives any inappropriate communications on the above systems should notify supervisory personnel immediately.

Copyrighted Materials

Copyright laws provide the author of a work with the exclusive right to copy, distribute, adapt and perform the work. Such laws exist to varying degrees throughout the world. Many materials that Brush employees use in the course of their work are protected by copyright laws. Some examples include computer software, books, audio and videotapes, trade journals and magazines. Unfortunately, the accessibility of copying machines and personal computers has made copyright infringement a common practice. At Brush we are committed to respecting the rights of others, and we are steadfast in the protection of our own intellectual property, patents and copyrights (treating others as we would like to be treated). Reproducing, distributing or altering copyrighted materials without a license or the permission of the copyright owner or authorized agent is forbidden. Computer software licensed by Brush must not be illegally copied for personal, company or customer use. It is permissible to copy small excerpts of copyrighted materials for use in editorial or research purposes without prior approval. The extent of such copying must be kept to a minimum.

ACCOUNTABILITY - BUSINESS REPORTS AND RECORDKEEPING

Accurate and reliable business records are essential to our business. As a public company, Brush also has an obligation to make and keep books, records and accounts that, in reasonable detail, accurately and fairly reflect our transactions.

Brush also strives to meet reasonable requests for information. We voluntarily publish reports on our environmental, health and safety activities and performance, and share information about our guidelines on ethical and legal conduct. We maintain close and honest relationships with the financial community and the media, regularly and willingly informing them about significant developments.

Information must be recorded and reported with honesty and integrity. This includes accurate recording of time worked, business expenses incurred, production data, emissions to the environment and all other business-related activities. Accurate and reliable internal records and reports are critical to the corporate decision making process of managing with data and to the proper performance of Brush's financial, legal and reporting obligations. Financial records must accurately reflect transactions and conform with Generally Accepted Accounting Principles for both local statutory reporting needs and for reporting trial balance information into corporate


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consolidations. No entry may be made on the company's books and records that intentionally hides or disguises the true nature of any transaction. Employees are expected to enter all financial transactions on the books in a timely manner and support all payments with appropriate invoices, receipts, expense reports or related documents. Our records go well beyond the preparation of the numbers and the disclosures contained in our periodic reports filed with the Securities and Exchange Commission. Our reporting system includes all of the steps and processes by which any of the financial results of our transactions are reported, beginning at the point of sale or the incurrence of an expense. Any uncertainty by an individual employee about judgments concerning accounting or tax matters should be discussed with a superior. When in doubt, ask for guidance. Achieving mere technical compliance with generally accepted accounting principles and applicable governmental financial and tax reporting and disclosure rules is not enough. We must also strive to prepare financial reports and statements that are not false or misleading, and that present full, fair, accurate, timely and understandable disclosure in our periodic reports. This is particularly important in any matter in which you have any personal interest, including a direct or indirect effect on compensation.

Accordingly, no undisclosed or unrecorded funds or assets may be established. No customer or distributor is to be over invoiced to create funds for any unlawful or improper use or for any other reason. Conversely, no customer or distributor is to be under invoiced so as to facilitate avoidance of import or customs duties or sales tax.

Properly maintaining corporate records is also very important. To address this concern, controls have been established to assure that records are maintained for required periods and that records no longer needed are destroyed on a timely basis. Record retention schedules should be reviewed regularly and followed consistently.

No one shall take any action to fraudulently influence, coerce, manipulate or mislead any internal or external auditor engaged in the performance of an audit of our financial statements.

Any complaints or concerns regarding Brush's accounting, internal accounting controls, or auditing or tax matters should be reported either through the Ethics Hotline (888-240-2858), or by contacting Brush's Chief Financial Officer or General Counsel or through a report sent to the Chairman of Brush's Audit Committee, c/o the Secretary of the Corporation, 17876 St. Clair Ave., Cleveland, Ohio 44110.

CONFLICTS OF INTEREST

A conflict of interest arises when the personal interests or activities of an employee appear to or may influence that employee's ability to act in Brush's best interests. A conflict of interest situation can arise when we take on outside work or make financial investments that make it difficult for us to perform our Brush work objectively and effectively. Conflicts of interest also arise when we or members of our family receive personal, unearned benefits as a result of our position in the corporation. It is impossible to list every situation where such conflicts could


Brush Engineered Materials Inc.                                   Page 8 of 29
Code of Ethics Policy                                            February 2004
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occur, but the following guidelines may help you determine whether or not certain actions are conflicts of interest.


Brush Engineered Materials Inc.                                   Page 9 of 29
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Gifts and Entertainment

Brush's guidelines on gifts and entertainment apply to anything given as a result of a business relationship for which the recipient does not pay fair market value. This includes such things as travel, lodging, goods, services and entertainment. The guidelines apply at all times: they do not change during traditional gift giving seasons or during the planning of a company event.

Business gifts and entertainment are courtesies designed to build understanding and goodwill among business partners. In some cultures they play an important role in business relationships. The problem arises when they begin to compromise -- or even appear to compromise -- our ability to make objective and fair business decisions. Offering or receiving any gift, gratuity or entertainment that might be perceived to unfairly influence a business interaction involves you in a conflict of interest situation.

For this reason, Brush requires moderation and discretion in the use and acceptance of gifts, entertainment and other courtesies. These should be offered and accepted only where appropriate and reasonable; they may not be offered or accepted where prohibited by law, policy or regulation or where the appearance of impropriety may occur. Employees have an obligation to exercise a high level of ethics and propriety in conducting business and to act solely in the best interests of the corporation when dealing with business associates. While Brush generally discourages the offering and accepting of gifts, it is recognized that under certain circumstances such practices may be appropriate. Gifts of nominal value, or normal business sales promotion items, may be offered or accepted if they are customary in the trade and would not cause, or appear to cause, the donor to be embarrassed or the recipient to be obligated. For purposes of these guidelines, gifts valued at or perceived to have a retail value greater than $100 (U.S.) would not be considered nominal. When local customs or other circumstances make it very difficult or embarrassing for an employee not to offer or accept a gift with a value in excess of $100, the employee must report the acceptance or the offering of the gift to division management. Depending on the value of the accepted gift and circumstances, the gift may become company property. Under no circumstances are employees to solicit personal gifts, money, loans or personal discounts from Brush business contacts.

Business entertainment (including meals, lodging and transportation) should be reasonable and appropriate for the occasion. Good judgment must be exercised, and entertainment must not appear unusual, lavish or extravagant as viewed by an objective third party. A legitimate business purpose for all entertainment must exist and, if an employee expense report is to be filed, appropriate documentation supporting the expenses must be provided. To avoid the appearance of an obligation or of improper influence, both the business associate and the employee must be present. Offering and accepting invitations that require travel and extended guest status such as golf, skiing, sporting events, fishing and hunting are rarely appropriate. Exceptions can be granted in special circumstances but require advance approval of division management.

As noted earlier, there are some cases where refusal of an inappropriate gift would cause embarrassment and hurt to the person offering it. This is particularly true when you are a guest in


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another country, and the gift is something from that country offered as part of a public occasion. In these cases, the best practice is to accept the gift on behalf of the corporation and report it to your division management. Likewise, in some circumstances, Brush may offer a gift as part of a public occasion. Such gifts must be approved in advance, accurately and completely accounted for and reported on company books and records.

Purchasing and Supplier Relations

When dealing with or making decisions affecting suppliers, employees must be careful not to inadvertently obligate either themselves or the corporation to a supplier. When conducting business with suppliers, employees are expected to act fairly, objectively and in Brush's best interest at all times. In practice, this means no employee will accept or solicit any benefit from a supplier or potential supplier that might compromise -- or even appear to compromise -- his or her objective assessment of the supplier's product and price. No employee will require suppliers to either give up trade with our competitors or require suppliers to buy our products to retain their supply agreements with us.

Brush employees must respect and protect any confidential or proprietary information a supplier shares with us. We also should not hesitate to let our suppliers know we expect them to do likewise.

Family and Friends

While conflict of interest guidelines are not intended to unduly interfere with employees' families or personal lives, there are situations where the actions of family members and close personal friends may constitute a conflict of interest for the employee. A conflict of interest could arise if you -- or your spouse, a relative, a former or current coworker, or a close personal friend -- have a personal stake in a company that supplies or seeks to supply goods or services to Brush, is a Brush customer or potential customer, or competes with Brush. If such situations exist, you should follow the standards listed below:

      - If you, your spouse, a relative, a former or current coworker, or a close personal friend is an employee of, or has a significant interest in, a business that provides or is seeking to provide goods or services to Brush, you must not attempt to use your position with Brush to influence the bidding process or negotiation in any way. If you are directly involved in supplier selection or purchasing functions, you must declare this conflict of interest to your manager immediately. Similarly, you must not use personal relationships to improperly influence dealings with a customer or potential customer.

      - If you have a relative or a friend who works for a competitor, you should make your manager aware of the situation. Potential problems can then be discussed.


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Employment Outside the Company

While Brush has no desire to interfere with the personal lives of its employees, certain employment situations outside Brush raise potential conflict of interest situations. In some cases, Brush employees may be involved in outside businesses that are not Brush competitors or suppliers, or may hold political office or serve on civic boards. These situations do not necessarily constitute conflicts of interest, but it is the employee's responsibility to ensure that this activity does not conflict with Brush's interests. This requires keeping the two activities strictly separate by:

      -     Not doing work related to the other organization on Brush time;

      - Not using Brush equipment and supplies, or the time of any Brush employee, for your outside work;

      - Not promoting products or services from an outside business to other Brush employees during working hours;

      - Not attempting to sell products or services from an outside business to Brush and not using your Brush employment or your position in the company to promote an outside business.

Other employment situations clearly give rise to a conflict of interest and should be avoided. They include requests to serve as directors or officers of, or consultants to, any organization that supplies goods or services to Brush, buys goods or services from Brush, or competes with Brush. Individuals should not accept such work without appropriate management approval. Additionally, employees may not act as consulting or testifying expert witnesses at the request of third parties without prior approval by the Legal Department.

Ownership in Other Businesses

Brush employees should not own, directly or indirectly, a significant financial interest in any business entity that does or seeks to do business with, or is in competition with, Brush unless a specific waiver has been granted. As a guide, a significant financial interest is defined as ownership by an employee and/or family member(s) of more than 1% of the outstanding securities/capital value of the business entity.

Misuse of Confidential Information

As an employee, you probably have access to information that Brush considers proprietary. Because others can profit from your access, it is important not to use or disclose proprietary information except as authorized by the corporation and to provide adequate safeguards to prevent loss of such information

Inside Information and Insider Trading

Brush employees have access to information that investors outside the corporation do not have. An employee must not use inside information to influence personal or anyone else's investment


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decisions regarding company stock or the stock of any company with which we do business. Insider trading means using confidential material information about Brush, its customers or suppliers to achieve an unfair advantage in the buying or selling of shares or other securities. Material information is information that would be important to a reasonable investor in deciding whether to buy, sell or hold stock.

Insider trading is both unethical and illegal. It is unethical and may be illegal to pass on to anyone non-public material information that comes to your attention in the course of your employment other than in the necessary course of business. Everyone should be careful not to disclose any non-public information to family members or friends. Employees who involve themselves in insider trading (either by personally engaging in trading or by disclosing confidential material information to others) are subject to immediate termination and may be subject to prosecution.

OUR GLOBAL COMMITMENT TO ETHICAL AND LEGAL REQUIREMENTS

Brush wants to earn business on the basis of superior services, products and competitive prices, not through improper, unethical or questionable business practices. As a global corporation, Brush has a time-honored tradition of conducting business in an ethical and legal manner. Being a global corporation means understanding and complying with legal requirements in different countries, with the bottom line being that all activities, regardless of where they occur, must fall into harmony with our corporate philosophy of insisting on honesty and integrity in dealing with customers, suppliers, all third parties and with one another no matter where they occur in the world.

Brush employees conducting business internationally are required and expected to comply with all applicable laws and regulations. Compliance with such laws, as well as company standards including our guidelines on ethical and legal conduct, is required even if they seem inconsistent with global practice or place the company at a competitive disadvantage. We will walk away from business that cannot be achieved ethically and legally.

Fair Competition and Antitrust

IT IS THE POLICY OF BRUSH ENGINEERED MATERIALS INC. THAT ALL EMPLOYEES SHALL FULLY COMPLY WITH THE ANTITRUST LAWS OF THE UNITED STATES, OF THE SEVERAL STATES AND OF ALL FOREIGN JURISDICTIONS WHERE THE COMPANY CONDUCTS BUSINESS. NO OFFICER, EMPLOYEE OR AGENT HAS ANY AUTHORITY TO ENGAGE IN ANY CONDUCT INCONSISTENT WITH THE ANTITRUST LAWS, OR TO AUTHORIZE, DIRECT OR CONDONE SUCH CONDUCT BY ANY OTHER PERSON.

ANY VIOLATION OF THE COMPANY'S POLICY SHALL BE SUBJECT TO SEVERE DISCIPLINARY ACTION, INCLUDING DISCHARGE IN APPROPRIATE CIRCUMSTANCES.


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IT SHALL BE THE OBLIGATION AND RESPONSIBILITY OF ALL COMPANY PERSONNEL TO SEEK
ADVICE FROM THE COMPANY'S LAW DEPARTMENT CONCERNING THE INTERPRETATION AND REQUIREMENTS OF THE LAWS IN ANY SITUATION PRESENTING THE POSSIBILITY OF A VIOLATION OF THE ANTITRUST LAWS.

We have also attached Guidelines for Compliance with Antitrust Laws, which should be read as part of this overall document.

                            Antitrust Do's and Don'ts

      - Compete vigorously and independently at all times and in every ethical way. Act at all times in a manner that will demonstrate to everyone that you are competing vigorously.

      - Do not enter into any kind of agreement, "gentlemen's understanding" or even any discussion with any competitor with respect to topics such as prices, profits, costs, terms or conditions of sale, bids, production, marketing territories or customers.

      - Do not directly check bids with, or otherwise obtain information (particularly price information) about competitors directly from, competitors.

      - Do not otherwise exchange competitive information with your competitors. Record and document in your files the legitimate source of your information about competitors (if it is not already clear from the context). Also, document the basis for any business decision that may be subject in the future to the suspicion that it may have been reached pursuant to an agreement with a competitor.

      - Don't get involved in circumstances that may provide or suggest the appearance of an agreement with a competitor. Do nothing that you would feel uncomfortable seeing reported on the front page of a trade paper or a newspaper. Act at all times in a manner that will evidence to everyone that you are competing vigorously.

      - Don't attend meetings with competitors (including trade association gatherings) at which prices or any of the foregoing subjects are discussed. Immediately remove yourself from any meeting with competitors at which prices or any of the foregoing subjects are discussed and make your departure from the meeting or discussion sufficiently obvious so that those who are present will be likely to recall the departure. (In other words, don't just "slip out the back door.") Do advise the Law Department immediately after you attend any meeting where any of those subjects are discussed.

      - Avoid any tactics that could be construed as being designed to exclude all or a significant percentage of Brush's competitors in any line of business from the marketplace or that might be construed as an effort to destroy a particular competitor or control prices. Do not engage in "below cost" pricing or pricing designed to "squeeze" a downstream competitor out of the marketplace. Consult with the Law Department if you have any questions.

      - Do not attempt to fix your customer's resale prices or engage in activities that might be construed as demanding or coercing a customer to sell at a certain price.

      - Respect your customer's independence; never impose territorial, customer or end-use restrictions on your customer's ability to resell Brush's products without the prior approval of the Law Department.


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      -     Don't enter into any agreement, understanding or discussion with a customer concerning Brush's selection, classification, rejection or termination of other customers or the terms on which Brush deals or might deal with a dealer or distributor, including what products to sell, to whom, at what prices and in what territories or markets.

      - Don't terminate or refuse to sell products to an existing dealer or distributor to achieve an impermissible purpose. Consult with the Law Department if you have questions.

      - Do not attempt to obtain from a customer an agreement that it will buy all of its requirements of a particular product solely from Brush, that it will deal exclusively with Brush or that it will not purchase or otherwise handle competitive products - unless you have previously consulted with the Law Department. Also, do not require a customer to buy one product as a condition of your selling the customer another product.

      - Do not offer different distributors different prices, discounts, rebates or other terms of sale for the same or similar products, unless it is necessary to do so to meet documented similar prices or terms of sale that are being offered to that distributor by a competitor. Even then, make every effort to verify and document the competing price prior to offering a distributor a lower price intended to meet that competitive price; do not, however, ever attempt to verify the competing price by contacting the competitor directly.

      - Do not furnish advertising, promotional material or allowances for advertising or promotion to one distributor unless you make those services, material or allowances available to all competing distributors on a proportionally equal basis. Any program in this area should be reviewed by the Law Department before it is implemented.

      - Avoid any marketing or other program that could be characterized as unfair or deceptive. Always adhere to the principles of honesty, frankness and forthrightness in the sale of the company's products, including the advertising and promotion of those products.

      - Don't do indirectly what you are prohibited from doing directly. Examine your motives for engaging in any particular course of conduct. If it is to achieve some prohibited result by some ostensibly legal means, don't do it. Examine the natural effect of a course of conduct. If it achieves a prohibited result, even though that is not its primary purpose, don't do it.

      - Assume that everything you do or say will become public. The more potentially damaging a statement is, the more likely it is that somebody else will write it down or remember it. If you cannot -- or would not like to -- explain publicly what you said or why you said it, do not say it at all.

      - Be especially careful that your documents (including internal memoranda and electronic mail) are not subject to possible misinterpretation. Say precisely what you mean in careful, accurate language that leaves no room for sinister interpretations. Assume that company documents will end up in the hands of the government or other adverse parties in the event of litigation. Remember that notes written in the margin of a document and other informal written communications can be even more damaging than formal documents.

      - In your writings, avoid "guilt" words or phrases such as "please destroy after reading." Avoid using power words that emphasize "market" share, for example, or that might suggest any desire to "dominate", "run them out of business" or "eliminate the competition."


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      -     Contact our Law Department if you have any questions about the propriety of any action you are contemplating.


Competitive and Business Intelligence

An important part of competition is knowing what Brush's competitors are doing. Although it is important to gather competitive information, we, as well as our representatives and agents, must do so in an ethical and legal manner. To assist and guide employees in their support for a competitive and business intelligence process and to help do their jobs effectively, the following do's and don'ts of intelligence information gathering are provided as guidance in this important activity.

              Competitive and Business Intelligence Do's and Don'ts

BRUSH EMPLOYEES SHOULD:

      - Understand and observe Brush's guidelines on ethical and legal conduct and train others.

      - Read and collect information in the public domain relating to Brush's markets (geographic and products), customers, technology, competitors, etc., and forward the information to their department/division representative.

      - Seek guidance from their supervisor or Brush's competitive intelligence organization on gathering competitive and business intelligence when in doubt about how to proceed in certain situations.

      - Communicate that Brush may be held responsible for the behavior of an agent or consultant hired by Brush to obtain competitive information. Therefore, Brush's agents and consultants must also observe these guidelines.

      - Return or destroy another company's confidential or proprietary information that they receive inadvertently or accidentally.

      - Protect Brush's confidential and proprietary information against deliberate or accidental loss.

      - Understand that others are trying to gain information about Brush and its processes, products and services.

      -     Do the right thing, always! (When in doubt, ask.)

BRUSH EMPLOYEES SHOULD NOT:


      -     Lie or misrepresent themselves while gathering information.

      -     Tape record conversations without consent.

      -     Bribe sources of information.

      -     Plant eavesdropping devices.

      - Deliberately mislead anyone in an interview for employment or disclose or collect sensitive information while interviewing a candidate.

      - Exchange pricing information about customers or markets with any competitor.

      -     Knowingly provide misinformation.


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      -     Steal trade secrets or recruit employees with the intent of obtaining trade secrets.

      - Press someone for information when they know that providing such information may jeopardize that person's job or reputation.

Just as securing competitive intelligence is important to the success of our business, protecting our own intellectual assets is equally important. To compete and succeed in the global marketplace, every Brush employee has a responsibility to protect company information. To that end, you should:

      - Avoid taking sensitive documents from Brush's premises. If you must, keep valuable papers with you at all times. Documents left unattended are subject to compromise or theft.

      - Exercise extreme caution in using fax machines. Faxed documents are easy to intercept.

      - Be guarded in what you say on the telephone in public settings and on mobile phones. Assume a third party is listening.

      - Guard your laptop computer. Stealing laptops is a common way of acquiring business secrets.

      - Be careful what you say in casual conversation with "friendly" strangers. Pay attention to those around you who might overhear a business conversation.

      - Remember: trashed papers, disks, audiotapes and other items can be treasures for unauthorized people who are interested in knowing more about Brush's business.

      - Theft of briefcases is common. Take care not to leave your briefcase unattended.


The Foreign Corrupt Practices Act

The Foreign Corrupt Practices Act (FCPA) prohibits a U.S. company or any of its worldwide subsidiaries or affiliates from bribing -- or even offering to bribe -- a foreign official to obtain or retain business. As stated earlier, Brush wants to earn its business on the basis of superior services and products and competitive prices, not through improper, unethical or questionable business practices. The FCPA supports that desire and is not in conflict with it. The FCPA specifically prohibits Brush, its employees or its agents from making or offering to make any payment to any foreign government official in order to obtain or retain business.

FOREIGN GOVERNMENT OFFICIALS

Under the FCPA, a foreign government official includes:

      -     Officials of national, regional or local governments;

      -     Military personnel;

      - Members of the executive, legislative and judicial branches of national, regional or local government;

      - Candidates for political office, political parties and officials of political parties; and

      - Officers of commercial businesses or other enterprises owned or controlled by national, regional or local governments.



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BRIBES AND KICKBACKS

Brush pledges honesty, integrity and ethical behavior in all dealings with customers, subcontractors, suppliers and competitors. Therefore, it is not acceptable to offer, give, solicit or receive any form of bribe or kickback. That principle applies to our transactions worldwide -- without exception.

What is the difference between a bribe and a kickback?

      - A bribe is any money or favor used unethically or illegally (such as under the FCPA) to influence the judgment or conduct of a public official or another company's official, or to ensure a desired outcome or action.

      - A kickback is a particular kind of bribe. It is the unethical or illegal return of a part of a sum already paid or due to be paid as part of a legal contract. The kickback is a reward for making or fostering business arrangements that favor the party paying the kickback.

The company prohibition against bribes and kickbacks applies equally to employees and to commissioned agents, sales representatives and consultants acting on the company's behalf. Brush, its employees and its agents also are prohibited from doing indirectly what the FCPA prohibits us from doing directly -- we cannot make any payment to a third party if all or any part of the payment will be given to a prohibited person. We could be held liable for such payments even if we do not know, but should have known, that the payment is going to a prohibited person.

You do not actually have to make a bribe to violate the FCPA -- merely offering, promising or authorizing it is sufficient. An illegal bribe is anything of value -- not just money. Lavish entertainment and paying inflated prices to purchase a foreign official's property or services are just two examples of illegal bribes under the FCPA.

CORPORATE REVIEW PROCESS

To ensure that commissioned agents, sales representatives and consultants neither offer nor receive bribes or kickbacks, all arrangements with them must be covered by written contracts and documented in accordance with ethical business practices and standard legal and accounting requirements. Any compensation specified in a Brush contract with a commissioned agent, sales representative or consultant must be clearly commensurate with the activities performed on behalf of the corporation. Under Brush's Corporate Review Process, all agreements with such persons require approval by senior management and are contingent on the representative meeting established criteria. In its most basic form that process is a check designed to assure that representatives engaged to conduct business on our behalf will do so in a fashion consistent with our operational and ethical standards.


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
RECORDKEEPING

The FCPA and these guidelines also require Brush to keep accurate financial books and records. All financial entries must reflect the true nature, amount and purpose of money spent. This means that no employee of Brush or anyone acting on our behalf may establish slush funds or any other pool of money that does not appear on the company's books and records.

FACILITATION PAYMENTS

Despite its strong prohibitions, the FCPA recognizes certain limited exceptions. In some instances, small facilitation payments, or tips, are permissible if they are intended to secure a routine business service and are made to clerical level foreign officials to perform or expedite routine government action. Examples of such routine actions are processing visas and work orders, obtaining mail and telephone service or for expediting a shipment through customs. Any such payment must be clearly and accurately reported as a business expense in company records.

However, you should be aware that in some countries, all such payments are illegal and therefore must never be paid. Before you make or even agree to make such a payment, consult with your supervisor or the Legal Department.

International Boycotts

A boycott occurs when one person, group or country refuses to do business with certain other people or countries. U.S. anti-boycott laws generally prohibit U.S. companies and their subsidiaries from participating in or cooperating with any international boycott, unless the boycott has been approved by the U.S. government. The Brush Corporation and its U.S. and non-U.S. subsidiaries are required to refrain from participating in international boycotts not sanctioned by the U.S. government. Conversely, economic sanctions or trade embargoes imposed or approved by the U.S. are examples of permissible boycotts with which we must comply. U.S. government regulations also require that requests to participate in a boycott not sanctioned by the U.S. or requests for information supportive of such boycotts must be reported to the U.S. government even if such requests are declined. Any employee receiving such requests should immediately advise the Legal Department.

The application of U.S. laws and the laws of other countries can be very complex. Sometimes U.S. laws conflict with the laws of other countries. When such conflicts appear in the conduct of your business, you should contact the Legal Department immediately.

Gifts and Entertainment -- Government Officials

OUTSIDE OF THE UNITED STATES

In some countries, certain businesses are owned in whole or in part by the government. Depending on the country, the managers and/or the employees of these businesses might be considered government officials. Under such circumstances, ordinary and reasonable business


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
entertainment or gifts, which are customary and legal in the local environment, are permissible. Additionally, reasonable and bonafide expenditures, such as travel and lodging expenses directly related to the promotion or demonstration of Brush's products or services, may be acceptable. As Brush wishes to avoid even the appearance of impropriety, additional guidance should be sought from the Legal Department.

INSIDE THE UNITED STATES

Brush does not permit the giving of any gifts, even those of nominal value, to any U.S. government official or employee. Moderate food and beverage -- but no entertainment -- expenses may be incurred when it is clear that the meal with the public official is being used for proper business purposes.

Lobbying and Political Advocacy

Brush supports the legislative and political processes in the countries in which it conducts its businesses. In such systems, accepted methods to inform political decision-makers of matters of particular interest to Brush and other corporations have been established. These include lobbying activities, legislative consulting activities and other political / corporate interactions designed to inform public officials of legislative matters of particular importance. Any employee requested to perform such activities on behalf of the corporation should do so in keeping with any applicable laws and regulations governing such behavior.

Political Contributions

The corporation encourages its employees to participate actively in the political process. Such activities must be carried out on the employees' own time and at their own expense. The laws of certain countries, United States law and corporate policy forbid the use of company funds, services or other assets for contributions to or in support of political candidates for government office.

Conduct by Persons Acting for Brush

These guidelines apply equally to individuals who are engaged to assist or render services for or on behalf of Brush. This would include attorneys, business consultants, advisors, agents, contractors and other representatives. It is contrary to the spirit of our guidelines to engage another individual to do something on our behalf that would be in violation of our guidelines and that we are prohibited from doing ourselves.


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
CORPORATE CONTACTS

CHIEF ETHICS OFFICER  -

Chairman and CEO, Brush Engineered Materials, Inc., Cleveland, OH
            216-486-4200

CORPORATE LEGAL DEPARTMENT -

VP & General Counsel, Brush Engineered Materials, Inc., Cleveland, OH
            216-486-4200

OTHERS  -

VP & CFO, Brush Engineered Materials, Inc., Cleveland, OH
            216-486-4200

SR. VP - Administration, Brush Engineered Materials, Inc., Cleveland, OH
            216-486-4200

Dir. - Group Planning and Audit, Brush Engineered Materials, Inc., Clev. OH
            216-486-4200

Hotline     888-240-2858     Human Resources Manager


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RECOGNIZING OUR CONTRIBUTORS

This document was materially benefited from the Lubrizol's Ethical and Legal Conduct Guidelines. That document also included the following recognition comment, with which we agree, "In preparing this revision, we benchmarked our guidelines with a number of other corporations including Key Corp, Westinghouse, United Technologies, Nortel, Harris Corporation, McDonnell Douglas, Castrol, General Motors, Amoco, BF Goodrich, Chevron, Dow Chemical, General Electric, IBM, Texas Instruments and Mobil, among others. The work of the Josephson Institute of Ethics also was extremely helpful."

We thank these and other organizations that have generously shared their work in this area with us. We will happily do the same.


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
                            GUIDELINES FOR COMPLIANCE

                             WITH THE ANTITRUST LAWS

Why is it important for you to read these materials?

You must have a basic understanding of the antitrust laws. Price fixing, market allocation and other "hard core" antitrust violations are felonies. This means that individual employees -- including you -- can be subject both to serious prison terms (up to three years per offense) and substantial fines (up to $350,000 or more per offense) if you ignore those laws. Brush likewise can be subject to enormous fines, into the hundreds of millions of dollars for each offense. In 1999, the Antitrust Division of the U.S. Department of Justice collected $1.1 billion in fines from individuals and corporations for antitrust violations. Moreover, convictions during the year resulted in substantial jail sentences for business executives found to have engaged in illegal behavior, including foreign citizens who had never even come to the United States to conduct conspiratorial business.

Put bluntly, you can go to jail if you -- or even those you supervise -- ignore the antitrust laws by conspiring with a competitor. Forget what you may have heard that "businessmen don't go to jail." During the past 10 years, an ever-increasing number of antitrust violators have been sent to prison for price fixing and bid rigging. In addition, antitrust violations can subject Brush to devastating financial liability in the form of "treble damage" lawsuits filed by customers, distributors or other persons claiming to be directly injured by the violation. When the plaintiff is able to use "class action" procedures (that is, when the plaintiff is able to sue on behalf of all persons -- even throughout the United States -- similarly injured by anticompetitive conduct), extraordinary judgments in the hundreds of millions of, and in some cases exceeding a billion, dollars have been obtained. Moreover, if Brush is ever found to have violated the antitrust laws, injunctions can be imposed which may significantly restrict Brush's conduct and place Brush at a disadvantage in the marketplace.

Finally, you should be aware that even the appearance of an antitrust violation could result in a costly investigation or even a lawsuit. Even if Brush is successful in defending against an antitrust suit, it might still incur many hundreds of thousands of dollars of legal fees and waste thousands of hours of valuable employee time in the process.

What should you do if you have questions after you read these Guidelines?

You are expected to become familiar with these Antitrust Guidelines. Remember, however, that the Guidelines provide only a summary of antitrust issues. They identify areas (such as price fixing) that you should avoid altogether and other areas where you should seek legal guidance. The Guidelines are just that, however -- Guidelines. They are not intended to provide a definitive statement of all issues that can arise under the antitrust laws. Thus, while the Guidelines provide a basic overview, you should seek advice from the Law Department whenever you encounter a situation that you believe may raise an antitrust problem. Don't try to be your own lawyer!


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In summary, it is your RESPONSIBILITY as a company employee to become familiar with this Antitrust Policy and review with our Law Department any questions you may have concerning it or your activities on behalf of Brush. Keep in mind that your personal interests, as well as the Company's business interests, require that you understand and adhere to the Company's Antitrust Policy.

                                * * * * * * * * *

There are basically two primary levels of concern under the antitrust laws:

A.    Brush's dealings with or among its competitors (horizontal problems); and,

B.    Brush's dealings with customers or suppliers (vertical problems).

In addition, in cases when Brush might be viewed as having an overwhelming share of any market, the Company will also need to be concerned about conduct that could be viewed as unreasonably "exclusionary" or "predatory" under the anti-monopoly provisions of the antitrust laws.

THE FOLLOWING IS IMPORTANT: The courts view certain practices as so anticompetitive that they classify them as "per se" unreasonable or "per se offenses". No court will accept any explanation or justification relating to per se offenses -- such practices are automatically illegal. For the most part, the per se label is applied to certain offenses involving agreements among competitors. Those agreements may have criminal consequences and can send you to prison. As you will see from the discussion below, appearances in this area are important: YOU CAN BE CONVICTED BASED ON APPEARANCES -- WHAT THE PROSECUTOR OR JURY THINKS YOU DID -- EVEN IF YOU ARE INNOCENT.

A.    Horizontal Problems (Agreements with Competitors)

From time to time you may come into contact with your counterparts at companies that compete with Brush. Stated simply, Brush and its competitors are, for practical purposes, prohibited by the antitrust laws from agreeing on anything affecting competition or acting in any way that would have the effect of such an agreement. Competitors cannot agree on, nor should they even discuss, prices, discounts, bids or terms and conditions of sale. The law requires each competitor to determine those matters independently. Any attempt to "stabilize", or make uniform, pricing or terms of sale among competitors is price fixing, a per se offense. Regardless of whether you entered into such an agreement, if it appears that you may have done so, you can be convicted. As a consequence, it is dangerous to have any communications with competitors about those matters.

1.    Price Fixing and Related Horizontal Offenses.

Price fixing cannot be legally justified; it makes no difference that the price agreed on is low, high, reasonable, unreasonable, fair or unfair. It makes no difference if your industry is healthy or sick. It is not saved by the fact that the agreement does not set a fixed price, but merely sets a floor or ceiling on prices; sets a range of prices; or creates a formula for determining prices -- if


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you participate in any conduct that might be construed as, or that appears to be, an informal or formal understanding or agreement with a competitor on price, it can send you to jail. Thus, you should have no contact, however casual, with competitors of Brush relating to discounts, terms of sale, promotions, rebates or any other aspect by which Brush might compete.

Bid rigging is also per se illegal. This is, Brush cannot agree with a competitor on a bid or project regarding who will submit the lowest bid (and presumably win the contract). Even if you or the competitor had no intention of bidding on the job, any agreement not to bid would still be per se illegal.

Remember, it does not take a formal agreement to prove a per se horizontal offense. If, for example, you were casually to mention to a competitor's salesperson over a drink that Brush was planning to raise its prices 4% next month or if you were to tell him that Brush thought it was a good idea to cut out certain discounts for customers, and if, subsequently, Brush and your competitor were to do so, it is conceivable that you could be accused of a horizontal agreement -- even if you honestly believed that nothing you did or said had any affect on what happened. Because the law is so strict in this area, the best policy is to avoid any kind of business discussions with competitor's representatives. Indeed, because it is so important even to avoid suspicion in this area, it is best simply to avoid contact with competitors completely except in the context of legitimate trade association activities monitored by counsel and approved by Brush's Law Department.

Obviously, it is often useful to know about a competitor's activities, and there is no reason to avoid gathering information about competitors so long as you do not get that information directly from the competitor. You may obtain the information from customers or other public means; just not from a competitor. So that there is no confusion about where you obtained the information, always document (for example, with a note on the document) where you received it.

2.    Market and customer allocations.

Just as it is per se illegal for competitors to agree on prices or terms of sale, it is also a per se offense for competitors to agree to divide a market (either on a product or geographic basis) or customers among themselves. Thus, for example, it would be per se illegal for Brush to agree not to try to sell to a competitor's customer in return for that competitor's agreement to stay away from a Brush customer. So, too, it would be per se illegal for Brush to agree with a competitor regarding what products they will (or won't) sell or where in the country each company should sell its products. Just as in the case of price fixing, such conduct can send you to jail and subject the company to heavy fines.

3.    Group Boycotts.

Another horizontal per se offense is the group boycott, or concerted refusal to deal. Group boycotts generally are not criminal unless they are part of some other per se scheme. But, they can still raise civil concerns.


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In summary, while you are free to choose not to deal with a particular customer, you cannot do so pursuant to an agreement with one or more other suppliers or with one or more other customers. As a consequence, any discussion with a competitor concerning joint action to be taken against a third party can result in serious consequences to you and Brush. Beyond those consequences, while Brush legally can choose on its own not to deal with a particular company, Brush's freedom of action can be seriously compromised if Brush discusses the company with a competitor or other customer before making its decision not to deal with the company. It will be difficult in that case to prove that Brush did not conspire with someone else not to deal with the company. Thus, any suggestions or requests by third parties, competitors or customers as to whom you should or should not sell should be firmly rejected.

4.    Trade Associations and Standards Associations

Trade associations often involve meetings of competitors. Thus, there should be no membership in a trade association without the advance specific approval of the responsible corporate official at Brush. It is Brush's policy to belong to trade associations and standards associations only when those organizations contribute significant benefits to justify the time and cost of membership.

Trade Associations and Standards Associations, by their nature, involve meetings and discussions with competitors, and care must be taken to avoid antitrust problems. This is true not only at the formal meetings and proceedings, but also at any social, golf and similar get-togethers before and after the meetings.

      (a) The following matters should never be discussed either formally or informally among association members:

            i.    Price, or any elements of price or pricing policies;

            ii. Sales or production quotas, territorial allocations or market shares;

            iii. Identifying individual company statistics or merchandising methods;

            iv.   Particular customers or sales activities; or

            v. Commercial liability warranties, conditions of sale or credit terms.

      (b) If, during a trade association meeting, you are asked to participate in industry studies or data gathering activities such as the following, you should do so only upon the approval of Brush's Law
            Department:

            i.    Collection and dissemination of industry statistics;

            ii. Development of product and performance standard tests and certification procedures.

B.    Vertical Problems

Brush independently can require a level of acceptable performance from its independent dealers in regard to sales, service and related functions of selling Brush's products. At the same time, the antitrust laws limit, to an extent, the ability of Brush to restrict the independent business judgment of its distributors or dealers in reselling Brush's products.

In the area of vertical restraints, the law distinguishes between so-called price and non-price restrictions.


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1.    Price Restrictions, Resale Price Maintenance:

Independent distributors and dealers are, in the eyes of the law, independent business people. Thus, once you have sold the product, you can never tell a distributor or dealer the price at which he it must resell the product or even provide the appearance of doing so. Put simply, it is per se illegal (although not criminal) to tell a customer the price at which the customer must resell Brush's product.

While Brush can publish a suggested list price, it must really be a suggestion and not a requirement. You must be careful, however, because a course of conduct may evidence an agreement. Thus, Brush should never systematically terminate dealers or distributors that do not follow a "suggested" list price. Brush should also not "talk" to a price cutting dealer about "keeping prices up" because of complaints from other dealers about the price cutter. Among other things, if you listen to complaining dealers about a price cutter and then complain to the price cutter about its activities, you may risk being accused of fixing resale prices if you ever try to terminate the dealer for a legitimate purpose. Whatever the true facts, the terminated dealer will always complain that the dealer was terminated because it wouldn't fix prices.

When requested, you can assist your customer in improving the efficiency and profitability of its operations, and sometimes this includes reviewing its profit margins and resale prices. Thus, you may, if appropriate, point out deficiencies in those areas as a matter of advice, not command. In short, you can assist your dealers, but use common sense in not creating a situation that might be interpreted as encouraging uniform prices among your dealers. You simply cannot involve yourself in resale or retail pricing in any way. If you are asked to do so, you can simply advise that, under the antitrust laws, Brush cannot intercede and that you would be violating company policy if you were to do so.

2.    Non-Price Vertical Restraints

Non-price vertical restraints include any practice (other than vertical price fixing) that restricts or limits a distributor's freedom of action regarding where or to whom the distributor can resell Brush's products or what other products the distributor may buy or resell. The antitrust rules concerning non-price vertical restraints are more flexible than the rules concerning conduct among competitors. Non-price vertical restraints have no criminal penalties, but they can still subject Brush to civil liability.

The parties' motives and business justifications may be important when assessing the legal consequences of non-price vertical restraints. So, too, the supplier's "market share" in the relevant product line is often important in assessing the legitimacy of a particular non-price vertical restraint. Often times, the smaller a supplier's "market share," the greater the flexibility in terms of the permissible restraints and the degree to which the supplier can restrict its distributors' activities. Also, be careful in company documents how you explain a proposed distribution restraint. In all events, however, you should not impose a non-price restraint on one of Brush's customers without prior approval from the Law Department.


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
There are several other vertical restraints to which we will briefly allude. In certain situations, particularly when a company has a large share in the marketing of a particular product, it may be illegal for that company to engage in exclusive dealing (insisting that its dealers carry no competing lines), tying arrangements (insisting that its dealers purchase one product as a condition of obtaining another product) or full-line forcing (requiring its dealers to carry the company's full line of products as a condition of getting any of its products).

3.    Relations with Suppliers

You may buy products and services from a supplier who buys products and services from Brush, but you may not enter into an agreement, formal or informal, to buy from suppliers on the condition that they agree to use Brush products or services, unless the agreement is authorized by the Law Department. Thus, the decision to use a supplier's services or products must, as a general rule, be totally independent from its decision to use Brush as a supplier for its business. If both Brush's decision and the supplier's decision are reached independently, and the independence of the decisions can be established, then there usually will not be a problem.

C.    Monopoly Problems

Section 2 of the Sherman Act makes it unlawful for a firm to monopolize, attempt to monopolize, or conspire to monopolize any part of the trade or commerce of the United States. "Monopoly power" generally means the power to control market prices, drive competitors out of business, or prevent would-be competitors from entering the marketplace. The Act does not, however, prohibit the mere possession of monopoly power. It is perfectly lawful for a firm to become the market leader -- or even to achieve 100% market share -- by being the best in its field. Rather, a firm that has a monopoly position violates Section 2 of the Sherman Act only if it has used exclusionary, or predatory, practices to obtain or maintain its market position. Exclusionary or predatory practices include practices such as below-cost or predatory pricing, price squeezes, refusals to deal (without a valid business reason) and exclusive dealing or tying arrangements.

Section 2 also prohibits attempts to monopolize -- for example, exclusionary conduct designed to drive a particular competitor or competitors out of business, or to prevent a firm from entering the market -- when that conduct has a dangerous probability of successfully creating a monopoly. It is also unlawful to "combine or conspire" to monopolize. This may include, for example, an understanding among firms to take some kind of action to destroy or harm another firm, such as punishing a price cutter or preventing new companies from entering the marketplace.

As noted above in the discussion of non-price vertical restraints, a firm's market share is often critical in assessing many distribution practices under the Rule of Reason. In short, leading firms are always subject to higher antitrust scrutiny than firms with less presence, and distribution practices that are otherwise permissible may be prohibited when engaged in by market leaders. Moreover, these same practices may also be cited as examples of exclusionary or predatory conduct for purposes of imposing liability under
Section 2. In short, Brush must exercise extra caution whenever Brush is the market leader or otherwise has an overwhelming share of a product.


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D.    The Robinson-Patman Act

The Robinson-Patman Act, among other things, makes it unlawful for a supplier to sell the same products to two customers who compete with one another at different (i.e., discriminatory) prices, if the effect may be substantially to lessen competition.

There are several defenses. For example, the meeting competition defense permits a seller to lower its price to a particular customer if the seller reasonably believes, in good faith, that the lower price is necessary to meet, but not beat, a competitive price. To sustain the defense, you must have substantial credible information verifying your competitor's price and the price you offer must be limited to the particular transaction for which your competitor offered to lower its price.

PLEASE REMEMBER -- compliance with the Robinson-Patman Act is no excuse for violating the Sherman Act. The Sherman Act prohibits price fixing. You cannot defend a price fixing claim by saying that you fixed prices with a competitor because you and the competitor became weary of trying to establish a Robinson-Patman defense of meeting each other's competitive prices. For this reason as well, DO NOT UNDER ANY CIRCUMSTANCES verify a customer's claim of a price cut for Robinson-Patman purposes by calling a competitor directly to ask whether the customer is telling the truth.

It may also be a defense to a Robinson-Patman claim if the differential can be justified by showing that it was the result of a precisely provable savings in the cost of manufacture, sale or delivery. Also, quantity discounts are often permissible as long as the discounts are available to all customers, both because all customers have been told about them and because, in fact, all customers reasonably can take advantage of the discounts.

The Robinson-Patman Act also requires that any services or promotions that are furnished to one purchaser must be made available to purchasers competing with that purchaser on "proportionately equal terms". Finally, it may be helpful to remember, and call to the attention of any customer who is putting pressure on you for a special price, that a buyer may also be guilty of violating the Act if the buyer knowingly induces or receives a discriminatory price which is illegal under the Act.

CONCLUSION

This outline of the principal prohibitions and effects of the antitrust laws on you as a Brush employee is not meant to be all-inclusive or exhaustive. Rather, these Guidelines were designed to make you more aware of antitrust danger areas.

You should be familiar enough with the specific prohibitions discussed in these Guidelines to be able to recognize them if you encounter them so that you can immediately seek advice from Brush's Law Department. Obviously, you are not expected to become an "expert" on antitrust law. Do not ever be afraid or embarrassed to call on the Law Department -- they are there to help you and Brush. Their advice and help may keep you out of jail.


Brush Engineered Materials Inc.                                  Page 29 of 29
Code of Ethics Policy                                            February 2004